Exhibit 99.5

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	As of March 31, 2012 (Unaudited)	As of December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$3,979,671	$5,212,142
Prepaid assets	35,844	25,886
Other current assets	4,269	—
Total current assets	4,019,784	5,238,028
Property and Equipment, net	11,813	8,006
Other Assets
Intangible assets, net	2,912,325	3,067,592
Total assets	$6,943,922	$8,313,626
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$524,999	$201
Accrued liabilities	341,256	448,264
Current portion, note payable-related party	2,000,000	2,000,000
Total current liabilities	2,866,255	2,448,465
Note Payable-related party	1,200,000	1,200,000
Total liabilities	4,066,255	3,648,465
Commitments and Contingencies (See note 8)
Preferred stock, Series A Convertible, $.0001 par value; liquidation value $1,250 per share; 6,968 shares authorized; and 6,818 and 6,968 issued and outstanding, respectively	1,761,252	1,800,000
Stockholders’ Equity
Common stock, $.0001 par value; 100,000,000 shares authorized; 5,774,661 and 5,624,661 shares issued and outstanding, respectively	578	563
Additional paid-in capital	5,741,769	5,618,780
Deficit accumulated during the development stage	(4,625,932)	(2,754,182)
Total stockholders’ equity	1,116,415	2,865,161
Total liabilities and stockholders’ equity	$6,943,922	$8,313,626

See Notes to Consolidated Financial Statements.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31, 2012	Period from June 8, 2011 (Inception) to March 31, 2012
Revenue	$—	$—
Operating Expenses
Legal	1,171,920	2,274,020
Compensation	378,408	1,375,321
Amortization and depreciation	156,137	484,415
General and administrative	161,605	374,797
Startup and capital acquisition costs	—	105,971
Total operating expenses	1,868,070	4,614,524
Loss from operations	(1,868,070)	(4,614,524)
Other Expense
Interest expense	3,680	11,408
Net loss	$(1,871,750)	$(4,625,932)
Basic and diluted:
Weighted Average Common Shares Outstanding	4,635,117	3,245,551
Loss per share	$(0.43)	$(1.43)

See Notes to Consolidated Financial Statements.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
Balance, June 8, 2011 (Inception)	$—	$—	$—	$—
Issuance of common stock	563	5,144,662	—	5,145,225
Stock-based compensation	—	474,118	—	474,118
Net loss	—	—	(2,754,182)	(2,754,182)
Balance, December 31, 2011	$563	$5,618,780	$(2,754,182)	$2,865,161
Conversion of Series A preferred stock to common stock	15	38,734	—	38,749
Stock-based compensation	—	84,255	—	84,255
Net loss	—	—	(1,871,750)	(1,871,750)
Balance, March 31, 2012 (Unaudited)	$578	$5,741,769	$(4,625,932)	$1,116,415

See Notes to Consolidated Financial Statements.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Three Months Ended March 31, 2012	Period from June 8, 2011 (Inception) to March 31, 2011
Cash Flows From Operating Activities
Net loss	$(1,871,750)	$(4,625,932)
Adjustments to reconcile net loss to net cash used in operating activities – noncash expenses:
Amortization and depreciation	156,137	484,415
Stock-based compensation expense	84,255	558,373
Increase in prepaid assets	(9,958)	(35,844)
Increase in other current assets	(4,269)	(4,269)
Increase in accounts payable and accrued liabilities	417,790	866,255
Net cash used in operating activities	(1,227,795)	(2,757,002)
Cash Flows From Investing Activities
Purchase of intangible assets	—	(3,395,187)
Purchase of fixed assets	(4,676)	(13,365)
Net cash used in investing activities	(4,676)	(3,408,552)
Cash Flows From Financing Activities
Proceeds from note payable	—	3,200,000
Proceeds from issuance of preferred stock	—	1,800,000
Proceeds from issuance of common stock	—	5,145,225
Net cash provided by financing activities	—	10,145,225
Increase (decrease) in cash and cash equivalents	(1,232,471)	3,979,671
Cash and Cash Equivalents Balance, beginning of period	5,212,142	—
Cash and Cash Equivalents Balance, end of period	$3,979,671	$3,979,671
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$3,680	$11,408
Noncash investing and financing activities
Coversion of Series A preferred stock to common stock	$38,749	$38,749

See Notes to Consolidated Financial Statements.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Basis of Presentation

Nature of business:  Innovate/Protect, Inc. (“I/P”) was incorporated under the laws of the state of Delaware on June 8, 2011 (“Inception”), as Labrador Search Corporation. On September 6, 2011, Labrador Search Corporation changed its name to Innovate/Protect, Inc. I/P is a holding company, which, at March 31, 2012, owned 100% of the issued and outstanding common stock of I/P Engine, Inc. (“I/P Engine”) and I/P Labs, Inc. (“I/P Labs” and together with I/P Engine, the “Subsidiaries”). I/P Engine was incorporated in Virginia on June 14, 2011, as Smart Search Labs, Inc. Smart Search Labs Inc. changed its name to I/P Engine, Inc. on September 9, 2011. I/P Engine operates for the purpose of realizing economic benefits from a collection of patents related to search engine technology. I/P Labs was incorporated in Delaware on June 8, 2011 as Scottish Terrier Capital, Inc. and changed its name to I/P Labs, Inc. on September 9, 2011. I/P Labs, Inc. operates to acquire or develop other patented technologies or intellectual property. I/P’s principal offices are located in New York City.

On March 12, 2012, the Company, Vringo, Inc. (“Vringo”), and VIP Merger Sub, Inc., a wholly-owned subsidiary of Vringo (“Merger Sub”), entered into a Merger Agreement (as may be amended or modified, the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of Vringo (the “Merger”). The board of directors of the Company unanimously approved the Merger Agreement and the Merger. In addition, the board of directors of Vringo unanimously approved the Merger Agreement and the Merger.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, (i) each share of then-outstanding common stock of the Company (other than shares held by Vringo, the Company or any of their respective subsidiaries, which will be cancelled at the completion of the Merger) will be automatically converted into the right to receive the number of shares of Vringo common stock multiplied by the Common Stock Exchange Ratio (as defined below) and (ii) each share of then-outstanding Series A Convertible Preferred Stock of the Company, or Company preferred stock (total 6,818 shares outstanding), (other than shares held by Vringo, the Company or any of their respective subsidiaries, which will be cancelled at the completion of the Merger) will be automatically converted into the right to receive the same number of shares of Vringo Series A Convertible Preferred Stock, or Vringo preferred stock, which 6,818 shares, as of April 5, 2012, shall be initially convertible into an aggregate of 20,573,998 shares of Vringo common stock (or at a current conversion rate of 3,017.6). The Common Stock Exchange Ratio initially is 3.0176, which is subject to adjustment in the event of a reverse stock split to provide the holders of shares of the Company’s capital stock with the same economic benefit as contemplated by the Merger Agreement prior to any such reverse stock split. In addition, at the effective time of the Merger, Vringo will issue to the holders of the Company capital stock and the holder of the Company’s issued and outstanding warrant to purchase 250,000 shares of the Company’s common stock (on a pro rata as-converted basis) an aggregate of 15,959,838 warrants to purchase an aggregate of 15,959,838 shares of Vringo common stock with an exercise price of $1.76 per share, each subject to equitable adjustment in the event of a reverse stock split. The issued and outstanding warrant to purchase 250,000 shares of the Company’s common stock will be exchanged for 250,000 shares of Vringo common stock and 850,000 warrants to purchase 850,000 shares of Vringo common stock with an exercise price of $1.76 per share, each subject to an equitable adjustment in the event of a reverse stock split. In addition, the aggregate number of shares of Vringo common stock and the aggregate number of warrants (and the aggregate number of shares of Vringo common stock that may be purchased upon exercise thereof) to be issued in exchange for the issued and outstanding warrant of the Company shall each be ratably adjusted to give effect to any partial exercise of such warrant prior to the effective time of the Merger. Finally, at the effective time of the Merger, all outstanding and unexercised options to purchase the Company’s common stock, whether vested or unvested, will be converted into options to purchase Vringo common stock with the number of shares subject to and the exercise price applicable to such options being appropriately adjusted based on the Common Stock Exchange Ratio.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Basis of Presentation  – (continued)

The accompanying consolidated financial statements and related notes should be read in conjunction with our consolidated financial statements and related notes for the year ended December 31, 2011 (“2011”) contained in this registration statement on Form S-4. The consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC related to interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are necessary to present fairly the results for the interim periods. All such adjustments are of a normal and recurring nature. The results of operations for the three month period ended March 31, 2012 are not necessarily indicative of the results that may be expected for the full fiscal year.

Principles of consolidation:  The consolidated financial statements include the accounts of I/P and the Subsidiaries. Unless the context otherwise indicates, the terms “I/P” or the “Company” mean Innovate/Protect, Inc. and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Estimates and assumptions:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Development stage:  The Company is in the development stage and had not generated revenue for the period from inception to March 31, 2012.

Earnings Per Share:  Basic loss per share is based on the weighted number of common shares issued and outstanding, and is calculated by dividing net loss attributable to common shareholders by the weighted average shares outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding. Diluted loss per share is equal to the basic loss per share as all potentially dilutive securities are anti-dilutive in the period presented. For the period ended March 31, 2012, the Company incurred net losses and therefore no common stock equivalents were utilized in the calculation of earnings per share.

At March 31, 2012, the Company excluded the following potentially dilutive securities:

•	Preferred Stock, Series A Convertible, $.0001 par value; liquidation value $1,250 per share; 6,968 shares authorized; 6,818 issued and outstanding.
•	Warrants to purchase 250,000 shares of common stock.
•	Options to purchase 13,646 shares of common stock.
•	1,054,977 shares of common stock granted, but not vested.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Liquidity and Capital Resources, Going Concern

As a development stage company, the Company requires significant amounts of capital to support its operations during the period prior to the commencement of a revenue stream or other liquidity events.

As of March 31, 2012 the Company had cash of $3,979,671 and working capital of $1,153,529. During the period from inception through March 31, 2012, the Company funded operations from the proceeds of private sales of equity and the private issuance of debt. Because of the nature of the Company’s business, capital is required to support the Company’s substantial legal costs as well as its normal operating costs. The Company has developed a budget outlining its expected legal and operating costs, including contingencies for unforeseen costs and delays over the next 12 months.

The Company plans to conduct future financings through the sale of debt of equity securities, which management believes will provide sufficient working capital to fund operations for at least the next twelve (12) months. Changes in operating plans, increased expenses, additional property acquisitions, other events or other strategic alternatives the Company may pursue, may cause additional equity or debt financing to be required in the future. There is no assurance that additional financing will be available upon future prevailing terms or at all.

For the period from inception through March 31, 2012, the Company used $6,165,554 of net cash to fund operating activities and to invest in tangible personal and intangible intellectual property. During the period, the Company borrowed $3,200,000 through the issuance of a promissory note.

Despite the Company’s capital raising activities to date, given the factors noted above, there is no assurance that the Company will continue to be able to raise the capital or generate revenue necessary to fund ongoing operations at the current level. As such, absent future capital raises or revenue generation by the Company, there remains substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty.

Note 3. Note Payable — Related Party

The Company is obligated under a note payable to Hudson Bay Master Fund, LP (“Hudson Bay”) with an outstanding balance of $3,200,000 at March 31, 2012 (the “Hudson Bay Note”). At March 31, 2012, Hudson Bay owned 95% of the outstanding preferred stock of the Company, convertible upon demand to common stock sufficient to control the Company. The Hudson Bay Note accrues interest at 0.46% per annum and matures on June 22, 2014. The Company has granted Hudson Bay a security interest in all tangible and intangible personal property of the Company and its subsidiaries to secure its obligations under the Hudson Bay Note.

Hudson Bay has the option of requiring the Company to redeem up to $2,000,000 aggregate principal of the Hudson Bay Note beginning March 22, 2012. Pursuant to a letter agreement dated March 12, 2012, by and between Innovate/Protect and Hudson Bay, Hudson Bay agreed not to exercise its right of redemption until the earlier of (i) any termination of the Merger Agreement pursuant to the terms of the Merger Agreement or (ii) the effective time of the Merger; provided that if the Merger is consummated, the Note will be amended and restated and the holder may exercise any and all rights and remedies pursuant to such amended and restated note delivered at the closing of the Merger, including with respect to any optional redemption provisions contained therein. The Hudson Bay Note does not contain any financial statement covenants, however there are standard events of default. In the event of a default, which is not subsequently cured or waived, the interest rate would increase to a rate of 18% per annum. At the option of Hudson Bay and upon notice, the entire unpaid principal balance together with all accrued interest thereon would be immediately due and payable. Hudson Bay has the right to require the Company to redeem the Hudson Bay

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Note Payable — Related Party  – (continued)

Note in the event of a change of control or in event of default at a redemption price, pursuant to a formula, of up to 125% of the sum of the portion of the principal amount and any accrued and unpaid interest.

As of March 31, 2012, there were no known conditions of default.

The Company determined there was an embedded derivative since certain redemption options were determined not to be clearly and closely related to the debt host. The Company also determined that the fair value of the embedded derivative was zero at March 31, 2012 since the probability of change in control or event of default in the near future is remote. Hudson Bay has agreed that the Company’s execution and delivery of the Agreement and Plan of Merger, dated as of March 12, 2012, with Vringo, Inc., and VIP Merger Sub, Inc. does not constitute a Change of Control (as defined in the Note). The gross amount the Company would have to pay if this redemption option is exercised would be $800,000.

The Company will evaluate the fair value each reporting period and report changes in the fair value as other income (expense), net.

Note 4. Series A Convertible Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001, of which 6,968 shares of preferred stock have been designated as Series A Preferred Stock with such rights and preferences designated in the Company’s Certificate of Designations (the “Series A Preferred Stock”). In June 2011, the Company issued 6,968 shares of Series A Preferred Stock to Hudson Bay for $1,800,000 ($258.32 per share). The Series A Preferred Stock has a liquidation preference of $1,250 per share and is otherwise convertible, at the option of the holder, into 6,968,000 shares of common stock at a conversion price of $1 per common share received, subject to adjustment for anti-dilution and other corporate events. The holder of Series A Preferred Stock is entitled to receive such dividends paid and distributions made to holders of common stock and to participate in voting matters on an as converted basis. Shares of Series A Preferred Stock are redeemable by the holder upon the occurrence of certain events as defined in the Series A Preferred Stock Certificate of Designations. The holder has the right to require the Company to redeem the Series A Preferred Stock in the event of a Change of Control or a Triggering Event (as such terms are defined in the Certificate of Designations) at a redemption price, pursuant to a formula, of up to 125% of the Stated Value (i.e., $1,000 per share, subject to adjustment).

The Series A Preferred Stock is classified as mezzanine because certain Triggering Events may occur outside the control of the Company.

During the period ending March 31, 2012, Hudson Bay sold 494 shares of its Series A Preferred Stock to third party investors. Subsequently, 150 shares of the Series A Preferred Stock were converted to 150,000 shares of common stock.

Note 5. Stock-Based Compensation

In August 2011, the Company adopted its 2011 Equity and Performance Incentive Plan (the “Plan”). The Plan provides for the issuance of stock options and restricted stock to the Company’s employees, consultants, directors and advisors. Terminated, expired or forfeited grants may be reissued under the Plan. The number of shares available under the Plan is subject to adjustment for certain changes in the Company’s capital structure. As of March 31, 2012, 946,354 shares are available for future grant.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Stock-Based Compensation  – (continued)

The table below illustrates the grants of common stock and the sales of common stock at less than fair value made during the periods ended March 31, 2012.

Grants Of Common Stock and Sales of Common Stock at Less Than Fair Market Value:

Title	Grant, Purchase or Vest Date	# Shares	Fair Value at Grant, Purchase or Vest Date	Total Value	Amount Paid for Shares	Total Stock Based Compensation	Compensation Recognized 01/01/12 through 03/31/12	Compensation Recognized Inception through 03/31/12	Compensation Not Vested at 03/31/12
Consultant(1)	6/22/2011	125,000	$0.25832	N/A	$12	N/A	$17,188	$66,257	$153,160
Exec. Officer	6/22/2011	2,115,625	$0.25832	546,508	212	546,254	20,172	366,501	179,753
Exec. Officer	8/10/2011	625,000	$0.25832	161,450	—	161,450	26,896	68,796	92,654
Director	11/07/2011	40,000	$3.00	120,000	—	120,000	19,999	31,781	88,219
							$84,255	$533,335	$513,786

(1)	Based on the fair value of common stock of $3.30 per share at March 31, 2012, non-vested consultant compensation of $153,160 will vest over approximately two years.

The table below illustrates the common stock options granted during the periods ended March 31, 2012.

Grants of Common Stock Options

Title	Grant Date	# Shares	Exercise Price	FMV at Grant Date	Total Option Value	Compensation Recognized Inception through 03/31/12	Compensation Not Vested at 03/31/12
Director	11/6/2011	13,646	$3	$1.8341	$25,028	$25,028	-0-

Note 6. Income Tax

The Company has determined that, based on objective evidence currently available, it is not likely that the deferred tax assets will be realized. Accordingly, the Company has provided a valuation allowance for the full amount of the deferred tax assets at March 31, 2012. There are no amounts of interest or penalties related to tax matters contained within the balance sheet at March 31, 2012. Under current tax law, net operating losses can be carried forward through the year to end December 31, 2031.

Management does not believe it is exposed to any uncertain tax positions as they are defined within accounting principles. Management does not believe there are tax positions for which it is reasonably possible that there will be a significant increase or decrease in the amounts of unrecognized tax benefits within the next 12 months.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Lease Obligations

In July 2011, the Company entered into a license agreement with a non-affiliated third party to lease office space in New York City. The license is for a term of two years and five months and requires monthly payments in the amount of $2,152.

In March 2012, the Company entered into a second license agreement with a non-affiliated third party to lease an additional office adjacent to the space leased in the first license agreement. The second license agreement is for approximately two years with the first license agreement. Monthly payments are required in the amount of $1,450.

Estimated occupancy expense for the remaining lease term based upon lease obligations at March 31, 2012 is as follows:

Year	Amount
2012	32,418
2013	43,224
2014	3,602
$79,244

Note 8. Contingencies

The Company retains the services of law firms that specialize in intellectual property licensing and enforcement and patent law in connection with their licensing and enforcement activities. These law firms may be retained on an hourly fee, contingent fee, or blended fee basis. In a contingency fee arrangement, law firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained.

On September 15, 2011, I/P Engine filed a patent infringement action in the Eastern District of Virginia. The matter involves two patents related to search systems having content and collaborative filters, and alleges that defendants AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc. and Target Corporation each infringe both patents at issue. The defendants filed their answers to the complaint on November 14, 2011, and also asserted declaratory judgment counterclaims of non-infringement and invalidity. On November 28, 2011, all defendants (except AOL, Inc., which asserted no such allegation) amended their counterclaims to remove an allegation of unenforceability. On December 5, 2011, I/P Engine filed answers to AOL’s counterclaims. On December 9, 2011, I/P Engine filed answers to the counterclaims of the remaining defendants. On February 15, 2012, the Court entered a scheduling order in the case setting the Markman hearing for June 4, 2012 and trial for October 16, 2012. On March 15, 2012, Google submitted a request to the USPTO for ex parte reexamination of U.S. Patent No. 6,314,420, one of the two patents-in-suit. The request was deposited on March 16, 2012 and was assigned Control No 90/009,991. Innovate/Protect expected Google to seek reexamination and believes this request is a standard and typical tactic used by defendants in patent litigation cases. The filing of a request for reexamination is the first step in a process that ordinarily takes several years. On April 26, 2012, the USPTO vacated Google’s request for ex parte reexamination for failing to follow to the requirements set forth in the USPTO’s regulations. On May 24, 2012, Google submitted their request to the USPTO. This resubmission purports to address the issues identified by the USPTO. Google’s request has not resulted in any delay of the dates set out in the Court’s scheduling order dated February 15, 2012. Discovery has commenced; the parties have served and responded to written discovery requests and have produced documents. Further discovery, including depositions, is expected to occur in the next few months. Near the end of discovery, the parties will exchange expert reports. Innovate/Protect expects that defendants will make several attempts to avoid trial. At this stage of the litigation, the Company cannot assess the duration, cost or outcome of the infringement action.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9. Subsequent Events

Subsequent events have been evaluated through May 16, 2012, the date the financial statements were available to be issued.

In April 2012, Hudson Bay sold 148 shares of its Series A Preferred Stock to third party investors. As of May 16, 2012, those investors have not converted the Series A Preferred Stock to common stock.

In April 2012, Hudson Bay converted 145 shares of its Series A Preferred Stock to 145,000 shares of common stock. On the same day, Hudson Bay sold all 145,000 shares of converted common stock to a third party investor.

Note 10. Subsequent Events (post May 16, 2012)

On May 24, 2012, Google submitted their request to the USPTO. This resubmission purports to address the issues identified by USPTO.

On June 1, 2012, Hudson Bay committed, subject to the terms and conditions of a commitment letter agreement, that, at any time within 18 months following the closing of the Merger and upon the request of the Company, it or, at its election, one or more of its affiliated funds or entities shall provide debt financing to the Company in the aggregate principal amount of up to $6,000,000. Hudson Bay’s commitment shall be reduced, on a dollar for dollar basis, by (i) any cash or capital raised by Vringo, Innovate/Protect and/or any of their subsidiaries (each a “Vringo entity” and, together the “Vringo entities”), including, without limitation, through the issuance of any debt, equity and/or securities convertible, exercisable or exchangeable into equity of any of the Vringo entities or the incurrence of indebtedness by any of the Vringo entities and (ii) any cash received by any Vringo entity in connection with the exercise of any of its outstanding warrants. Any such financing provided under such facility will be in the form of senior secured notes at an interest rate of the greater of (i) LIBOR plus 300 basis points and (ii) 8% per annum with a maturity of seven years after issuance. Such obligations will be guaranteed by each of the Vringo entities and secured by a first priority lien on all assets of the Vringo entities. In addition, both the Company and the holder of the notes will be able to require redemption of all or any portion of the Notes at any time after 18 months following the consummation of the Merger, subject to an interest make-whole through maturity. In addition to other covenants to be mutually agreed between the Company and Hudson Bay, the Vringo entities will not spend cash during any calendar quarter while any notes are outstanding at a rate greater than the amount specified in the capital budget of Vringo and its subsidiaries, prepared on a combined basis, agreed to by Hudson Bay, without the prior written consent of Hudson Bay. Hudson Bay’s commitment to provide such facility is subject to (a) the consummation of the Merger without any amendment or modification (unless consented to in writing by Hudson Bay), (b) at the time of any request to provide the facility, the satisfaction of each of the conditions set forth in Section 6.2(f) (Litigation) and 6.2(j) (Patents) of the Merger Agreement, (c) at all times after the consummation of the Merger and prior to the termination of the commitment letter agreement, Vringo using its best efforts to raise capital by issuing equity securities of Vringo and/or securities convertible, exercisable or exchangeable for equity securities of Vringo, (d) the execution by the Company and Hudson Bay of all documents necessary for the consummation of the transaction contemplated by the commitment on terms and conditions in all respects acceptable and satisfactory to the company and Hudson Bay, (e) no Vringo entity shall have, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commenced a voluntary case, (B) consented to the entry of an order for relief against it in an involuntary case, (C) consented to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) made a general assignment for the benefit of its creditors or (E) admitted in writing that it is generally unable to pay its debts as they become due, (f) a court of competent jurisdiction not having entered an order or decree under any Bankruptcy Law that (A) is for relief against any Vringo entity in an involuntary case, (B) appoints a Custodian of any Vringo entity or (C) orders the liquidation of any Vringo entity, (g) since the date of

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)
March 31, 2012 (unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10. Subsequent Events (post May 16, 2012)  – (continued)

execution of the commitment letter agreement, there shall not have occurred a material adverse change or material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of any of the Vringo entities, and (h) no Vringo entity shall be, prior to the consummation of the transactions contemplated by the facility, or after giving effect to the consummation of the transactions contemplated by the facility, insolvent. The obligations of Hudson Bay or any of its affiliated funds under the commitment letter agreement will terminate automatically and immediately upon the earlier to occur of (a) the termination of the Merger Agreement pursuant to its terms, (b) any default under or acceleration prior to maturity of any indebtedness of any Vringo entity, (c) the failure of any Vringo entity to satisfy any of the conditions set forth above, (d) any event, which, if occurring prior to the closing of the Merger, would have resulted in the failure of the conditions set forth in Section 6.2(f) (Litigation) and 6.2(j) (Patents) of the Merger Agreement to be satisfied, (e) upon written notice to terminate the commitment letter agreement delivered by the Company to Hudson Bay or (f) 18 months after the consummation of the Merger.